                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 21, 1994.
                                                   --------------


                        LYONDELL PETROCHEMICAL COMPANY
- - - ----------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                    1-10145                 95-4160558
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(STATE OR OTHER JURISDICTION        (COMMISSION              (IRS EMPLOYER
     OF INCORPORATION)              FILE NUMBER)            IDENTIFICATION NO.)


        1221 MCKINNEY STREET, SUITE 1600, HOUSTON, TEXAS         77010
  ---------------------------------------------------------------------------
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICERS)            (ZIP CODE)


    REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE      (713) 652-7200
                                                          -------------------


                                NOT APPLICABLE
  ---------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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 ITEM 5.  OTHER EVENTS.

The Company has recently entered into severance agreements with each of its executive officers. The severance agreements provide for the receipt by the executive officers of certain payments and benefits in the event of a "Change in Control" of the Company. A Change in Control occurs when (i) the Incumbent Directors (as defined in the severance agreements) cease to constitute at least a majority of the Board, (ii) the stockholders of the Company approve any merger, consolidation, recapitalization or sale of substantially all of the assets of the Company under circumstances where such stockholders would own less than 80% of the outstanding voting securities of the surviving entity, or where the Incumbent Directors would not constitute a majority of the Board of Directors immediately after such transaction, or such stockholders approve any plan or proposal for the liquidation or dissolution of the Company, (iii) any person or group, other than ARCO, holds or acquires, directly or indirectly, more than 20% of the Company's then outstanding voting securities or (iv) ARCO acquires (other than in an inadvertent transaction that is effectively reversed) ownership, directly or indirectly, of more than 50% of the Company's then outstanding voting securities.

In the event of a Change in Control, the severance agreements provide for the vesting of all of the executives' non-vested stock options (and dividend share credits with respect thereto) granted to the executive under the Company's Executive Long-Term Incentive Plan. In the further event that there is a cessation of an active market for the Company's common stock at or within three years after the Change in Control, the Company is required to pay the executive a lump-sum payment based on the Black Scholes value (as of the date immediately preceding the cessation of an active market) and remaining term of the options for all of the executive's unexercised stock options, notwithstanding the possibility that the average exercise price of such options is in excess of the market value of the underlying common stock. Also upon a Change in Control, the Company may be required to make a lump-sum payment based on the pro-rata value of the performance units then held by the executive under the Company's Executive Long-Term Incentive Plan.

The severance agreements provide for additional payments and benefits in the event the executive's employment with the Company is actually or constructively terminated at any time within three years following a Change in Control, including lump-sum payments based on three times the executive's base salary and targeted bonus, certain tax gross-up payments, additional pension benefits and benefits upon termination of the executive's Deferral Plan. The Company expects that a material portion of any payments required to be made under the severance agreements would be considered "parachute" payments under applicable Internal Revenue Code provisions and would therefore not be deductible for Federal Income Tax purposes by the Company. The agreement extends through August 1995 but is renewable at the request of the Company and upon specific approval of the Compensation Committee.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 21, 1994                            LYONDELL PETROCHEMICAL COMPANY


                                               By:   /s/ Joseph M. Putz
                                                  ------------------------------
                                                  Joseph M. Putz
                                                  Vice President and Controller



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                                 EXHIBIT INDEX


                                                            SEQUENTIALLY
  EXHIBIT                                                   NUMBERED PAGE
    NO.                      EXHIBITS                       WHERE LOCATED
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10          Form of Executive Severance Agreement